UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2005

ARGENTEX MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49995

(Commission File Number)

71-0867623

(IRS Employer Identification No.)

1066 West Hastings Street, Suite 2000, Vancouver, BC V6E 3X2

(Address of principal executive offices and Zip Code)

604.601.8336

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2005, we entered into an amending agreement with Christopher Ian Dyakowski whereby we amended four agreements pertaining, directly or indirectly, to our acquisition of various mineral properties located in Argentina. These four agreements that we have agreed to amend consist of a Mineral Property Acquisition Agreement dated as of February 24, 2004 pertaining to nine mineral properties located in Argentina’s Santa Cruz province, a Mineral Property Option Agreement dated as of February 24, 2004 pertaining to certain mineral properties referred to collectively as the ‘Pinguino’ property, a Share Purchase Agreement dated as of February 24, 2004 pertaining to the acquisition of all of the issued and outstanding shares of SCRN Properties Ltd., and an Escrow Agreement dated as of March 4, 2004.

Item 9.01. Financial Statements and Exhibits.

1.01          Amendment to Mineral Property Acquisition Agreement dated June 30, 2005 between our company and Christopher Ian Dyakowski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

/s/ Kenneth Hicks

By: Kenneth Hicks, President

Date: July 5, 2005